================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 8, 2004
                                                        -----------------


                           SAFETEK INTERNATIONAL, INC.
             (Exact name of Registrant as Specified in its Charter)

                       ----------------------------------




           Delaware                        33-22175                   75-2226896
 ----------------------------      -----------------------      -----------------------
 (State or Other Jurisdiction      (Commission file Number)          (IRS Employer
       of Incorporation)                                          Identification No.)


             5509 11th Avenue, Brooklyn, NY                            11219
             ------------------------------                            -----
        (Address of Principal Executive Offices)                     (Zip Code)



        Registrant's telephone number, including area code (917) 816-0790
                                                           --------------

================================================================================

Item 4.01   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


(b) On November 8, 2004, the Registrant retained Sherb & Co., LLP. to serve as the Registrant's principal independent accountants, commencing with the review for the quarter ended September 30, 2004. During the Registrant's two most recent fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through the date of the Registrant's appointment of Sherb & Co., LLP, neither the Registrant nor anyone on its behalf consulted with Sherb & Co., LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant by Sherb & Co., LLP that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to
Item 304 of Regulation S-B.

The Registrant has provided Sherb & Co, LLP with a copy of this disclosure.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SAFETEK INTERNATIONAL, INC.



Dated: November 9, 2004                     By:    /s/ Samuel Shneibalg
                                                   --------------------
                                                   Samuel Shneibalg
                                                   Sole Officer and Director